Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 13, 2020 (except Note 16(e) as to which the date is February 8, 2021), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-252220) and related Prospectus of NexImmune, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

February 11, 2021